MEMORANDUM AGREEMENT MODIFYING TERMS OF MINING LEASE

PARTIES: MARY BOUMA, ERICA ERICKSON, & WILLIAM TOMS, hereafter referred to as "OWNERS"; and, IDAHO-MARYLAND MINING CORPORATION, formerly EMPEROR GOLD (U.S.) Corporation, a Nevada Corporation, hereafter referred to as "LESSEE".

AGREEMENT:

Whereas, the parties hereto are the same parties to an agreement entitled "REVISED MINING LEASE AND POTION TO PURCHASE", dated May 29, 2002, which Agreement is incorporated herein by this reference; and,

Whereas, as a part of that Agreement, and specifically with respect to the exercise of the option to purchase the real property referred to in said Lease as the "BET Property", an easement is created for the benefit of Owners' 54 acre, more or less, parcel of real property, which adjoins the BET property, the nature and extent of which easement is set forth and described in Paragraph 35 (TITLE) of said Mining Lease, on page 21 thereof, and which easement is more particularly set forth and described in Exhibit G of said Mining Lease, reference to all of such pages which is hereby made for more particulars; and,

Whereas, under the terms of the Mining Lease, Owners retain the right to a reasonable re-location of the easement on the BET property, as set out in said Exhibit G, and, Owners do, in fact, desire to re-locate said easement; and,

Whereas, both Owners and Lessee agree to the new location of the easement, which new location is set forth and described on a the "New Exhibit G" to be substituted in the place of the existing Exhibit G of said Mining Lease;

Now, therefore, the parties hereto mutually acknowledge, understand, and agree, as follows:

1. Present Exhibit G of the Revised Mining Lease And Option To Purchase dated May 29, 2002, is hereby deleted in its entirety.

2. In the place and stead of deleted Exhibit G, the "New Exhibit G", which sets forth the location and description of the re-located easement, is hereby substituted.

3. The nature, purpose, and extent of the re-located easement shall in all respects the same as is presently set forth

in the Mining Lease, without any other changes.

4. In all other respects, the terms of the Revised Mining Lease And Option To Purchase dated May 29, 2002, shall remain the same.

5. In the event of any litigation between the parties hereto to enforce this Modification Agreement, or any portion of it, the prevailing party thereto shall be entitled to recover from the non-prevailing party thereto, as costs, reasonable attorneys' fees incurred in the prosecution or defense of any such litigation.

6. This Modification Agreement shall be binding on, and shall inure to the benefit of the heirs, assigns, personal representatives, and successors in interest of the parties hereto.

7. The Mining Lease and this Modification Agreement may be further modified by an agreement in writing, signed by all parties hereto.

Dated: ~~October~~ December 10, 2003.

IDAHO-MARYLAND MINING CORPORATION, formerly
EMPEROR GOLD (US) CORPORATION,
a Nevada Corporation

By [signature]
President

[signature]
Secretary

LESSEE

[signature]
Mary Bouma

[signature]
Erica Erickson

[signature]
William Toms

OWNERS

Incorporate NEW EXHIBIT G


PROPOSED 50' RIGHT-OF-WAY
SCALE 1"=300'

CRANMER ENGINEERING, INC.
1168 EAST MAIN STREET
GRASS VALLEY, CALIF.

B. E. T.

PROPOSED ~~SEWER~~ RIGHT-OF WAY

PROJECT ENGINEER: JBC | DESIGNED: JBC | DATE: NOV. 2002 | JOB NO. 02-042

DRAWN BY: JJD | DWG. NAME: SEWER R/W | SHEET 1 OF 1 SHEETS